Exhibit 10.31

AMENDMENT TO

 MANAGEMENT SERVICES RIGHTS CONTRIBUTION AGREEMENT

(PORTALS I)

THIS AMENDMENT TO MANAGEMENT SERVICES RIGHTS CONTRIBUTION AGREEMENT is entered into as of November 28, 2005 by and among REPUBLIC PROPERTIES CORPORATION, a District of Columbia corporation (“RPC”), RICHARD L. KRAMER (“Kramer”), STEVEN A. GRIGG (“Grigg”, together with Kramer and RPC, the “General Partners”) and REPUBLIC PROPERTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”).

WHEREAS, the Operating Partnership and the General Partners previously entered into that certain Management Services Rights Contribution Agreement dated as of October 24, 2005 (the “Contribution Agreement”); and

WHEREAS, the Operating Partnership and the General Partners desire to amend certain terms of the Contribution Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             A new Section 1.4 shall be added to the Contribution Agreement, which shall provide:

1.4           Term.   The term of this Agreement shall continue until the one year anniversary date of the Closing (as defined in Section 5.1 below) (the “Initial Term”), and, after the expiration of the Initial Term, this Agreement shall be renewed automatically for successive additional terms of one (1) year each (the “Subsequent Term”), in each case unless sooner terminated in the manner provided in Section 6.9 hereof.

2.             Section 6.9 of the Contribution Agreement shall be amended and restated in its entirety, and shall provide:

6.9           Termination of Management Services Rights.

(a)           If either party materially breaches any provision of this Agreement, the breaching party shall have the right to cure such breach within thirty (30) days of receipt of written notice from the non-breaching party specifying the nature of the alleged breach.  If the non-breaching party gives the notice set forth in this Section 6.9(a) and the breach is not cured within such thirty (30) day period, then this Agreement shall be terminated unless otherwise agreed to in writing by each of the parties hereto.

(b)           Either the General Partners, together, or the Operating Partnership shall have the right to terminate its obligations with respect to the Management Services Rights upon furnishing the other party with written notice, at least ninety (90) days prior to the expiration of the Initial Term or any Subsequent Term, of an intent to terminate this Agreement upon the expiration of such term.

3.             All other provisions of the Contribution Agreement shall continue in full force and effect in accordance with the terms of the Contribution Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Amended Agreement, or caused the Amended Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

REPUBLIC PROPERTIES CORPORATION

By:	/s/ Steven A. Grigg
Name: Steven A. Grigg
Title: President

REPUBLIC PROPERTY LIMITED PARTNERSHIP

By: Republic Property Trust, its General Partner

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

/s/ Richard L. Kramer
RICHARD L. KRAMER

/s/ Steven A. Grigg
STEVEN A. GRIGG

[Signature Page to Portals I Amended Management Services
Rights Contribution Agreement]

REPUBLIC PROPERTY TRUST (solely for purposes of Section 1.3)

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer